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                                                                    Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 333-41989, 333-31351 and 333-20007) and Form S-8 (Nos. 333-31341,
333-34027, 333-16741 and 33-00074) of FPA Medical Management, Inc., of our report dated March 20, 1998, appearing in this Annual Report on Form 10-K of FPA Medical Management, Inc., for the year ended December 31, 1997.


/s/ DELOITTE & TOUCHE LLP


San Diego, California
March 27, 1998